Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of August 9, 2017, by and among:
DICK’S SPORTING GOODS, INC., a Delaware corporation, and DICK’S MERCHANDISING & SUPPY CHAIN, INC. (jointly and severally, individually and collectively, the “Borrower”), the Guarantors referred to on the signature pages hereof,
WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association with offices at One Boston Place, 19th Floor, Boston, Massachusetts 02108, as Administrative Agent and Collateral Agent (in such capacities, the “Agent”) for the Credit Parties and as L/C Issuer and Swing Line Lender; and
the Lenders referred to on the signature pages hereof.

W I T N E S S E T H :

A.    Reference is made to a certain Amended and Restated Credit Agreement, dated as of August 12, 2015 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), by and among (i) the Borrower, (ii) the Guarantors from time to time party thereto, (iii) the Lenders from time to time party thereto, and (iv) the Agent. All capitalized terms used herein, and not otherwise defined herein, shall have the meanings assigned to such terms in the Credit Agreement.
B.    Section 2.15 of the Credit Agreement provides that the Borrower may, subject to the satisfaction of the terms and conditions set forth therein, request an increase in the Aggregate Commitments by an amount (for all such requests) not exceeding $250,000,000.
C.    The Borrower has requested that the Lenders increase the Aggregate Commitments by $250,000,000 (the “Commitment Increase”), with the Increase Effective Date for the Commitment Increase being the Second Amendment Effective Date (as defined herein), and the Lenders named on Schedule 2.01 hereto (such Lenders being collectively referred to as the “Increasing Lenders”) have agreed to provide Commitments in respect of the Commitment Increase.
D.    The Loan Parties, the Agent, and the Lenders have agreed to amend certain terms and conditions of the Credit Agreement and to provide for the Commitment Increase as provided herein.
NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Amendments to Credit Agreement. The provisions of the Credit Agreement are hereby amended as follows:

(a)	Section 1.01 of the Credit Agreement is hereby amended by deleting the reference to “Eligible GSI Receivables” in the definition of “Availability Reserves”.

(b)	Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Aggregate Commitments” set forth therein in its entirety and by substituting the following in its stead:

““Aggregate Commitments” means the sum of the Commitments of all the Lenders. As of the Second Amendment Effective Date, the Aggregate Commitments are $1,250,000,000.”

(c)	Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Borrowing Base” set forth therein in its entirety and by substituting the following in its stead:

““Borrowing Base” means, at any time of calculation, an amount equal to:
(a)    the face amount of Eligible Credit Card Receivables multiplied by 90%;
plus
(b)    the Cost of Eligible Inventory, net of Inventory Reserves, multiplied by the product of 90% multiplied by the Appraised Value of Eligible Inventory;
minus
(c)    the then amount of all Availability Reserves.”

(d)	Section 1.01 of the Credit Agreement is hereby amended by deleting each reference to “15%” in the definition of “Cash Dominion Event” therein and by substituting “12.5%” in its stead.

(e)	Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Credit Card Receivables” set forth therein in its entirety and by substituting the following in its stead:
““Credit Card Receivables” means each “payment intangible” (as defined in the UCC) together with all income, payments and proceeds thereof, owed by a Credit Card Issuer, Credit Card Processor or applicable e-commerce service provider or electronic payment services provider to a Loan Party resulting from charges by a customer of a Loan Party (i) on credit or debit cards issued by such Credit Card Issuer or (ii) from PayPal or any other e-commerce service provider or electronic payment services provider as the Administrative Agent shall reasonably approve from time to time, in each case, in connection with the sale of goods by a Loan Party, or services performed by a Loan Party, in each case, in the ordinary course of its business.”

(f)	Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Defaulting Lender” set forth therein in its entirety and by substituting the following in its stead:

““Defaulting Lender” means any Lender that (a) has failed to fund any amounts required to be funded by it under this Agreement within one (1) Business Day of the date that it is required to do so under this Agreement (including the failure to make available to the Agent amounts required pursuant to a settlement or to make a required payment in connection with a Letter of Credit Disbursement), (b) notified the Borrower, the Agent, or any Lender in writing that it does not intend to comply with all or any portion of its funding obligations under this

Agreement, (c) has made a public statement to the effect that it does not intend to comply with its funding obligations under the Agreement or under other agreements generally (as reasonably determined by the Agent) under which it has committed to extend credit, (d) failed, within one (1) Business Day after written request by the Agent, to confirm that it will comply with the terms of the Agreement relating to its obligations to fund any amounts required to be funded by it under the Agreement, (e) otherwise failed to pay over to the Agent or any other Lender any other amount required to be paid by it under the Agreement within one (1) Business Day of the date that it is required to do so under the Agreement, or (f) (i) becomes or is insolvent or has a parent company that has become or is insolvent, (ii) becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, or custodian or appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (iii) become the subject of a Bail-in Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower, L/C Issuer, and each Lender.”

(g)	Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Fee Letter” set forth therein in its entirety and by substituting the following in its stead:

““Fee Letter” means, collectively, (i) the letter agreement, dated as of June 3, 2015, among the Borrower and the Agent, and (ii) the Second Amendment Fee Letter.”

(h)	Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Eligible GSI Receivables”.

(i)
Section 1.01 of the Credit Agreement is hereby amended by deleting clause (a) in the definition of “Eligible In-Transit Inventory” set forth therein in its entirety and by substituting the following in its stead:

“(a)    (i) which has been shipped from a foreign location for receipt by a Loan Party, but which has not yet been delivered to such Loan Party, which In-Transit Inventory has been in transit for sixty (60) days or less from the date of shipment of such Inventory or (ii) which has been received at a distribution center of a Loan Party from the applicable carrier but which has not been entered into such Loan Party’s inventory stock ledger (i.e., “on the dock” or “on the yard”);”

(j)	Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “GSI” set forth therein in its entirety.

(k)	Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “GSI E-Commerce Agreement” set forth therein in its entirety.

(l)	Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “In-Transit Inventory” set forth therein in its entirety and by substituting the following in its stead:
““In-Transit Inventory” means Inventory of a Loan Party which is in the possession of a common carrier and is in transit from (i) a foreign vendor of a Loan Party from a location outside of the United States to a location of a Loan Party that is within the United States or (ii) a vendor of a Loan Party from a location within the United States to a location of a Loan Party within the United States.”

(m)	Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Maturity Date” set forth therein in its entirety and by substituting the following in its stead:

““Maturity Date” means August 9, 2022.”

(n)	Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions in appropriate alphabetical order:

““Anti-Corruption Laws” means the FCPA, the U.K. Bribery Act of 2010, as amended, and all other applicable laws and regulations or ordinances concerning or relating to bribery, money laundering or corruption in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business.”
““Anti-Money Laundering Laws” means the applicable laws or regulations in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.”
““Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.”
““Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.”
““EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.”
““EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.”

““EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.”
““EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.”
““FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.”
““OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.”
““Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, or (d) a Person resident in or determined to be resident in a country, in each case of clauses (a) through (d) that is a target of Sanctions, including a target of any country sanctions program administered and enforced by OFAC.”
““Sanctioned Person” means, at any time (a) any Person named on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, OFAC’s consolidated Non-SDN list or any other Sanctions-related list maintained by any Sanctions Authority, (b) a Person that is a target of Sanctions, (c) any Person operating, organized or resident in a Sanctioned Entity, or (d) any Person directly or indirectly controlled or 50 percent or more owned in the aggregate by or acting on behalf of any such Person or Persons described in clauses (a) through (c) above.”
““Sanctions” means individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes anti-terrorism laws and other sanctions laws, regulations or embargoes, including those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order, (b) the United Nations Security Council, or (c) any other relevant sanctions authority with jurisdiction over any Loan Party or any of its respective Subsidiaries or Affiliates (any authority under clauses (a) through (c) above, a “Sanctions Authority”.”
““Second Amendment Effective Date” means August 9, 2017.”
““Second Amendment Fee Letter” means the letter agreement, dated as of June 30, 2017, among the Borrower and the Agent.”
““Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.”

(o)	Section 2.02(g) of the Credit Agreement is hereby amended by deleting the reference to “ten (10)” therein and substituting “twelve (12)” in its stead.

(p)	Section 2.15 of the Credit Agreement is hereby amended by deleting subsection (a) thereof in its entirety and by substituting the following in its stead:

“(a)    Request for Increase.    From and after the Second Amendment Effective Date, and provided no Default or Event of Default then exists or would arise therefrom, upon notice to the Agent (which shall promptly notify the Lenders), the Borrower may from time to time, request a Commitment Increase by an amount (for all such requests) not exceeding $350,000,000 (each such increase, a “Commitment Increase”); provided that (i) any such request for an increase shall be in a minimum amount of $25,000,000, (ii) the Borrower may make a maximum of four such requests, and (iii) the amount of the Aggregate Commitments shall not exceed $1,600,000,000 at any time.”

(q)	Section 5.14 of the Credit Agreement is hereby amended by deleting subsection (a) thereof in its entirety and by substituting the following in its stead:

“(a)    None of the proceeds of the Credit Extensions shall be used directly or indirectly for any purpose that violates Regulation U.”

(r)	The following new Section 5.24 is hereby added to the Credit Agreement:

“5.24    OFAC/Sanctions. No Loan Party or any of its Subsidiaries or, to the knowledge of such Loan Party, any director, officer, employee, agent or Affiliate of such Loan Party or such Subsidiary (a) is a Sanctioned Person or a Sanctioned Entity, (b) has any assets located in Sanctioned Entities, or (c) derives material revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities.  Each of the Loan Parties and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by the Loan Parties and their Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. Each of the Loan Parties and its Subsidiaries, and to the knowledge of each such Loan Party, each director, officer, employee, agent and Affiliate of each such Loan Party and each such Subsidiary, is in compliance with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws in all material respects. No proceeds of any loan made or Letter of Credit issued hereunder will be used by the Borrower, directly, or to the Borrower’s knowledge, indirectly, to fund any operations in, finance any investments or activities in, or make any payments to, a Person that, at the time of such funding, financing or payment, is a Sanctioned Person or a Sanctioned Entity, or will otherwise be used in any manner that would result in a violation of any applicable Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws by any Person (including any Credit Party).”

(s)	Section 6.01(c) of the Credit Agreement is hereby amended by deleting the reference to “fifteen (15%) percent” therein and substituting “twelve and one-half (12.5%) percent” in its stead.

(t)	Section 6.10 of the Credit Agreement is hereby amended by deleting subsections (b) and (c) thereof in their entirety and by substituting the following in their stead:

“(b)    Upon the request of the Agent after reasonable prior notice and subject to the following sentence of this Section 6.10(b), permit the Agent or professionals (including investment bankers, consultants, accountants, and lawyers) retained by the Agent to conduct commercial finance examinations of (i) the Borrower’s practices in the computation of the Borrowing Base and (ii) the assets included in the Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves. The Agent (A) shall conduct, if the Total Outstandings hereunder at any time exceed $300,000,000, one (1)

commercial finance examination in any twelve month period, at the Borrower’s expense, provided that, in the event that (x) Availability is at any time less than twenty (20%) percent of the Loan Cap, the Agent may conduct up to two (2) commercial finance examinations in any 12 month period, at the Borrower’s expense, (B) may conduct one (1) additional commercial finance examination at the expense of the Agent during the term hereof; provided, however, that notwithstanding anything in the foregoing clauses (A) or (B), in no event shall there be more than two (2) commercial finance examinations in any 12 month period unless the provisions of clause (C) are then applicable, and (C) additional commercial finance examinations if an Event of Default has occurred and is continuing, at the expense of the Borrower.
(c)    Upon the request of the Agent after reasonable prior notice and subject to the following sentence of this Section 6.10(c), permit the Agent or professionals (including appraisers) retained by the Agent to conduct appraisals of the Collateral, including, without limitation, the assets included in the Borrowing Base. The Agent (A) shall conduct if the Total Outstandings hereunder at any time exceed $300,000,000, one (1) inventory appraisal in any twelve month period, at the Borrower’s expense, provided that, in the event that (x) Availability is at any time less than twenty (20%) percent of the Loan Cap, the Agent may conduct up to two (2) inventory appraisals in any 12 month period, at the Borrower’s expense, (B) may conduct one (1) additional inventory appraisal at the expense of the Agent during the term hereof; provided, however, that notwithstanding anything in the foregoing clauses (A) or (B), in no event shall there be more than two (2) inventory appraisals in any 12 month period unless the provisions of clause (C) are then applicable, and (C) additional inventory appraisals if an Event of Default has occurred and is continuing, at the expense of the Borrower.”

(u)	The following new Section 6.20 is hereby added to the Credit Agreement:

“6.20    OFAC; Sanctions. Each Loan Party will, and will cause each of its Subsidiaries to comply in all material respects with all applicable Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. Each of the Loan Parties and its Subsidiaries shall implement and maintain in effect policies and procedures designed to ensure compliance in all material respects by the Loan Parties and their Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.”

(v)	Section 7.11 of the Credit Agreement is hereby amended by deleting the section in its entirety and by substituting the following in its stead:

“7.11    Use of Proceeds.    Use of proceeds of any Credit Extension, whether directly or indirectly, (a) for any purpose that violates Regulation U or (b) for purposes prohibited under this Agreement.”

(w)	Article X of the Credit Agreement is hereby amended as follows:

(i)	by deleting the final sentence of Section 10.17 thereof.

(ii)	by deleting Section 10.18 thereof in its entirety and by substituting the following in its stead: “Reserved”.

(iii)	by adding the following new Section 10.25 at the end thereof:

“10.25    Acknowledgment and Consent to Bail-In of EEA Financial Institutions.
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.”

(x)
Schedule 5.21(b) is hereby amended by deleting the reference to that certain Amended and Restated E-Commerce Agreement, dated as of August 25, 2008, by and between GSI Commerce Solutions, Inc. a Pennsylvania corporation, and Dick’s Sporting Goods, Inc.

(y)
Schedule 5.21(b) is hereby amended by deleting the reference to that certain Private Label and Co-Brand Consumer Credit Card Program Agreement, dated as of July 25, 2010, by and between Dick’s Sporting Goods, Inc. and GE Money Bank in its entirety and substituting in its stead:

“Private Label and Co-Brand Consumer Credit Card Program Agreement, dated as of December 18, 2015, by and between Dick’s Sporting Goods, Inc., Golf Galaxy, LLC and Synchrony Bank, as amended or replaced from time to time.”

(z)	Schedule 5.21(b) is hereby amended by adding the following new reference thereto:
“Merchant Agreement, dated as of February 16, 2016, by and between Dick’s Sporting Goods, Inc. and PayPal, Inc., as amended or replaced from time to time.”

(aa)	Schedule 6.02 is hereby amended by deleting the reference to “Eligible GSI Receivables” in subsection (a).

2.
Supplemental Schedules. To the extent that any changes in any representations, warranties, and covenants require any amendments or supplements to the schedules to the Credit Agreement, the Security Agreement, or any of the other Loan Documents, such schedules are hereby updated as set forth in Sections 1(v), 1(w), 1(x) and 1(y) above and as evidenced by the supplemental schedules annexed to this Amendment.

3.	Commitment Increase.

(a)
Each Increasing Lender hereby agrees that, on, and subject to the occurrence of, the Second Amendment Effective Date, (i) such Increasing Lender shall increase its Commitment to an amount equal to the amount set forth opposite such Increasing Lender’s name on Schedule 2.01 to this Amendment; and (ii) such Increasing Lender shall continue to be a “Lender” for all purposes of, and subject to all the obligations of a “Lender” under the Credit Agreement and the other Loan Documents. Each Loan Party and the Agent hereby agrees that, from and after the Second Amendment Effective Date, each Increasing Lender shall be deemed to be, and shall be a “Lender” for all purposes of, and with all the rights and remedies of a “Lender” under, the Credit Agreement and the other Loan Documents. From and after the Second Amendment Effective Date, each reference in the Credit Agreement to any existing Lender’s Commitments shall mean such Lender’s Commitment as set forth opposite its name on Schedule 2.01 to this Amendment under the heading “Commitment”.

(b)
Solely for purposes of the Commitment Increase effected by clause (a) of this Section 3 on the Second Amendment Effective Date, the Agent and the Lenders hereby waive the requirement for the delivery of a notice of the requested Commitment Increase.

4.
Ratification of Loan Documents. Except as specifically amended by this Amendment and the other documents executed and delivered in connection herewith, all of the terms and conditions of the Credit Agreement, the Security Agreement and of the other Loan Documents shall remain in full force and effect as in effect prior to the date hereof, without releasing any existing Loan Party thereunder or Collateral therefor. The Loan Parties hereby ratify, confirm, and reaffirm that all representations and warranties of such Loan Parties contained in the Credit Agreement, the Security Agreement and each other Loan Document are true and correct in all material respects on and as of the date hereof (except (i) to the extent that such representations and warranties are qualified by materiality, in which case they are true and correct in all respects, and (ii) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or in all respects, as applicable) as of such earlier date). The Guarantors hereby acknowledge, confirm and agree that the Guaranteed Obligations of the Guarantors under, and as defined in, the Facility Guaranty include, without limitation, all Obligations of the Loan Parties at any time and from time to time outstanding under the Credit Agreement and the other Loan Documents. The Loan Parties hereby acknowledge, confirm and agree that the Security Documents, and any and all Collateral previously pledged to the Agent, for the benefit of the Credit Parties, pursuant thereto, shall continue to secure all applicable Obligations (which, for the avoidance of doubt, shall include all Obligations outstanding as of the date hereof) of such Loan Parties at any time and from time to time outstanding under the Credit Agreement and the other Loan Documents, including, in each case, after giving effect to this Amendment.

5.
Conditions Precedent to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the reasonable satisfaction of the Agent (the date that such conditions are satisfied, the “Second Amendment Effective Date”):

(a)	The Agent shall have received each of the following documents, each in form and substance reasonably satisfactory to the Agent, duly executed by the parties thereto and in full force and effect:

(i)	this Amendment, executed by the Borrower, the Guarantors, and the Lenders on, or prior to, 5:00 p.m., New York City time on August 9, 2017 (the “Consent Deadline”);

(ii)	the Second Amendment Fee Letter; and

(iii)
a Note, or amended and restated Note, as applicable, in favor of each Lender requesting such a Note at least three Business Days prior to the Second Amendment Effective Date and reflecting the Commitment of such Lender after giving effect to this Amendment.

(b)
The Borrower shall have delivered to the Agent, in form and substance reasonably satisfactory to the Agent, a certificate of each Loan Party, signed by a Responsible Officer of the Borrower, (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to the Commitment Increase, and (B) in the case of the Borrower, certifying that, before and after giving effect to such Commitment Increase, (1) the representations and warranties contained in Article V of the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the applicable Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and in the case of any representation and warranty qualified by materiality, they shall be true and correct in all respects, and except that for purposes of Section 2.15 of the Credit Agreement, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement, and (2) no Default or Event of Default exists or would arise therefrom.

(c)
The Agent shall have received a favorable opinion of Shearman & Sterling LLP, New York counsel to the Loan Parties, and of Dentons US LLP, local counsel to the Loan Parties, in each case, addressed to the Agent and each Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Agent may reasonably request.

(d)
After giving effect to (i) any Loans funded on the Second Amendment Effective Date, (ii) any charges to the Loan Account made in connection with this Amendment and (iii) all Letters of Credit to be issued at, or immediately subsequent to, the Second Amendment Effective Date, Availability shall be not less than $600,000,000.

(e)	After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

(f)
All reasonable Credit Party Expenses incurred by the Agent in connection with the preparation and negotiation of this Amendment and related documents (including the reasonable fees and expenses of counsel to the Agent) that have been invoiced at least two Business Days prior to the Second Amendment Effective Date shall have been paid in full by the Borrower in accordance with terms of Section 10.04 of the Credit Agreement.

(g)
All fees payable pursuant to the Second Amendment Fee Letter that are due and payable on the Second Amendment Effective Date shall have been paid in full by the Borrower in accordance with the terms thereof.

6.	Miscellaneous.

(a)
This Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic transmission (such as pdf) shall be as effective as delivery of a manually executed counterpart of this Amendment.

(b)
This Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

(c)
Any determination that any provision of this Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Amendment.

(d)	Each Loan Party warrants and represents that it is not relying on any representations or warranties of the Agent or the other Credit Parties or their counsel in entering into this Amendment.

(e)
THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTIO 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

[signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be duly executed and delivered by its proper and duly authorized officer as of the date set forth below.
BORROWER:

DICK'S MERCHANDISING & SUPPLY CHAIN, INC.

By:    /s/Lee J. Belitsky
Name:    Lee Belitsky
Title:    President

DICK'S SPORTING GOODS,INC.

By:    /s/Lee J. Belitsky
Name:    Lee Belitsky
Title:    Executive Vice President - Chief Financial Officer

GUARANTORS:

AMERICAN SPORTS LICENSING, LLC

By:    /s/Lee J. Belitsky
Name:    Lee Belitsky
Title:    President

DSG OF VIRGINIA, LLC

By:    /s/Lee J. Belitsky
Name:    Lee Belitsky
Title:    President

GALYAN’S TRADING COMPANY, LLC

By:	Dick’s Sporting Goods, Inc., its sole member

By:    /s/Lee J. Belitsky
Name:    Lee Belitsky
Title:    Executive Vice President - Chief Financial Officer

GOLF GALAXY, LLC

By:    /s/Lee J. Belitsky
Name:    Lee Belitsky
Title:    Executive Vice President

GOLF GALAXY GOLFWORKS, INC.

By:    /s/Lee J. Belitsky
Name:    Lee Belitsky
Title:    Executive Vice President

CHICK’S SPORTING GOODS, LLC

By:	Dick’s Sporting Goods, Inc., its sole member

By:    /s/Lee J. Belitsky
Name:    Lee Belitsky
Title:    Executive Vice President - Chief Financial Officer

AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:    /s/Joseph Burt
Name:    Joseph Burt
Title:    Director

LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:    /s/Joseph Burt
Name:    Joseph Burt
Title:    Director

BANK OF AMERICA, N.A.

By:    /s/Richard D. Hill Jr.
Name:    Richard D. Hill Jr.
Title:    Managing Director

PNC BANK, NATIONAL ASSOCIATION

By:    /s/Rachel Peltz
Name:    Rachel Peltz
Title:    Assistant Vice President

JPMORGAN CHASE BANK, N.A.

By:    /s/Thomas G. Williams
Name:    Thomas G. Williams
Title:    Authorized Officer

U.S. BANK NATIONAL ASSOCIATION

By:    /s/David Lawrence
Name:    David Lawrence
Title:    Vice President

TD BANK, N.A.

By:    /s/Nick Malatestinic
Name:    Nick Malatestinic
Title:    SVP

HSBC BANK USA, N.A.

By:    /s/Nicholas Lotz
Name:    Nicholas Lotz 21252
Title:    Director

FIRST COMMONWEALTH BANK

By:    /s/Ronald T. Dibiase
Name:    Ronald T. Dibiase
Title:    Vice President

Annex 1

Supplemental Schedules

[See attached]

Schedule 2.01

Commitments and Applicable Percentages

Lender	Commitment	Applicable Percentage
Wells Fargo Bank, N.A.	$407,500,000	32.600000000%
Bank of America, N.A.	$250,000,000	20.000000000%
PNC Bank, National Association	$200,000,000	16.000000000%
JPMorgan Chase Bank, N.A.	$125,000,000	10.000000000%
U.S. Bank National Association	$125,000,000	10.000000000%
TD Bank, N.A.	$90,000,000	7.200000000%
HSBC Bank	$40,000,000	3.200000000%
First Commonwealth Bank	$12,500,000	1.000000000%
TOTAL	$1,250,000,000.00	100.000000000%

[other schedules to be determined]

2159041.6